Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Stockholders and
Board of Directors
First Metroplex Capital, Inc..

We consent to the incorporation by reference on Form S-8 of First Metroplex Capital, Inc. of our report dated March 15, 2006 with respect to the consolidated financial statements of First Metroplex Capital, Inc. included in this Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
March 15, 2006